Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Actuate Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113545, 333-104101, 333-84582, 333-62600, 333-56906, 333-33720, 333-73015, and 333-59959) and in Registration Statements on Form S-3 (Nos. 333-67220 and 333-34410) of Actuate Corporation of our report dated March 13, 2006, relating to the consolidated balance sheet of Actuate Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years then ended, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in this December 31, 2005 annual report on Form 10-K of Actuate Corporation.

/s/ KPMG LLP

Mountain View, California

March 13, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-124546, 333-113545, 333-104101, 333-84582, 333-62600, 333-56906, 333-59959, 333-73015, and 333-33720) pertaining to the Actuate Corporation 1998 Equity Incentive Plan, Actuate Corporation 1998 Employee Stock Purchase Plan, Actuate Corporation 1998 Non-Employee Directors Option Plan, Actuate Corporation 2001 Supplemental Stock Option Plan, First Amended and Restated Tidestone Technologies, Inc. Non-Qualified Stock Option Plan of 1999 and Tidestone Technologies, Inc. 1998 Incentive Stock Option Plan and in the Registration Statements (Form S-3 Nos. 333-67220 and 333-34410) of Actuate Corporation and in the related prospectuses of our report dated January 26, 2004, with respect to the December 31, 2003 consolidated financial statements and schedule of Actuate Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

San Francisco, California

March 9, 2006